Attachments to Form N-SAR for HLS Series
Fund II Funds

Sub-Item 77C: Submission of matters to a vote of securities holders

At a meeting held on April 29, 2002,
shareholders of Fortis Asset Allocation Series,
Fortis Diversified Income Series, Fortis Global
Growth Series, Fortis Growth & Income Series,
Fortis High Yield Series, Fortis Money Market
Series and Fortis S&P 500 Series approved a proposed Agreement and Plan of Reorganization between Fortis Series Fund, Inc. and certain of the Hartford HLS Funds. Each Fortis series and the corresponding Hartford HLS Fund is listed below:

Fortis Series Fund, Inc. (Target Fund)
	Surviving Fund:

Fortis Assets Allocation Series*
	Hartford Advisors HLS Fund, Inc.
Fortis Diversified Income Series*
	Hartford Bond HLS Fund, Inc.
Fortis Global Growth Series*
	Hartford Global Leaders HLS Fund**
Fortis Growth & Income Series*
	Hartford Growth and Income HLS Fund**
Fortis High Yield Series*
	Hartford High Yield HLS Fund**
Fortis Money Market Series*
	Hartford Money Market HLS Fund, Inc.
Fortis S&P 500 Index Series*
	Hartford Index HLS Fund, Inc.

* a series of  Fortis Series Fund, Inc.
** a series of Hartford Series Fund, Inc.

	Under the terms of the plans of
reorganization, and pursuant to the approval by shareholders of each Target Fund and the Boards of Directors of each Target Fund and each Surviving Fund, the assets of each Target
Fund were acquired by the corresponding
Surviving Fund. The Surviving Fund acquired the Target Fund's assets in exchange for the Surviving Fund's shares, which were distributed pro rata by each Target Fund to the holders of its shares in complete liquidation of the Target Fund. The final shareholder voting results were as follows:

Fund
	For		Against	Abstain

Fortis Asset Allocation Series
	29,911,833		934,843	2,804,560
Fortis Diversified Income Series
	7,617,251		214,924	605,663
Fortis Global Growth Series
	13,219,643		552,599	949,920
Fortis Growth & Income Series
	12,408,820		261,217	980,760
Fortis High Yield Series
	6,752,338		153,478	390,846
Fortis Money Market Series
	10,149,431		304,336	1,114,084
Fortis S&P 500 Index Series
	16,736,090		570,956	1,176,692